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                                                                   EXHIBIT 21.0

    SUBSIDIARIES*

                                                     JURISDICTION OF
    NAME                                             INCORPORATION
    ----                                             ----------------
   Applied Chemical Solutions, Inc.                  Minnesota
   FSI International, Ltd.                           Guam
   FSI Metron Europe Limited                         England
   Semiconductor Systems, Inc.                       California
   FSI Chemical Management Company - Korea Ltd.      Korea


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*  FSI International, Inc. also owns interests in Metron Technology B.V.(37.5%)
and m-FSI, Ltd.(49%).